QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3

SECOND AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

        This Second Amendment to Registration Rights Agreement (this "Amendment") is entered into as of December 21, 2002, by and among Brigham Exploration Company, a Delaware corporation (the "Company"), and the Credit Suisse First Boston entities listed on Schedule A hereto (the "CSFB Entities").

RECITALS

        WHEREAS, pursuant to that certain Registration Rights Agreement, dated as of November 1, 2000 (the "Agreement"), by and among the Company, DLJMB Funding III, Inc., a Delaware corporation, and DLJ ESC II, L.P., a Delaware limited partnership (collectively, the "November 2000 Investors"), the Company provided certain registration rights to the November 2000 Investors regarding shares of the Company's common stock issuable upon exercise of warrants issued by the Company to the November 2000 Investors;

        WHEREAS, pursuant to that certain First Amendment to Registration Rights Agreement, dated March 5, 2001 (the "March 2002 Amendment"), by and among the Company, each of the November 2000 Investors, DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership, and DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership (collectively, the "March 2001 Investors"), the Company provided certain registration rights under the Agreement to the March 2001 Investors regarding shares of the Company's common stock issuable upon exercise of warrants issued by the Company to the March 2001 Investors;

        WHEREAS, each of the November 2000 Investors is a party to a certain Warrant Certificate (the "November 2000 Warrant Certificates"), dated as of November 1, 2000, by and between the Company and such investor;

        WHEREAS, each of the March 2001 Investors is a party to a certain Warrant Certificate (the "March 2001 Warrant Certificates"), dated as of March 5, 2001, by and between the Company and such investor;

        WHEREAS, each of DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership; DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership; DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V., a Netherlands Antilles limited partnership; DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V., a Netherlands Antilles limited partnership; DLJ MB PartnersIII GmbH & Co. KG, a German limited partnership; Millennium Partners II, L.P., a Delaware limited partnership; and MBP III Plan Investors, L.P., a Delaware limited partnership (collectively, the "December 2002 Investors, and together with the November 2000 Investors and the March 2001 Investors, the "Investors") is a party to a certain Warrant Certificate (the "December 2002 Warrant Certificates," and together with the November 2000 Warrant Certificates and the March 2001 Warrant Certificates, the "Warrant Certificates"), dated as of December 20, 2002, by and between the Company and such investor;

Exh. 3-1

        WHEREAS, the December 2002 Warrant Certificates were executed and delivered in connection with the consummation of transactions contemplated by that certain Securities Purchase Agreement, dated December 20, 2002, by and among the Company and the December 2002 Investors;

        WHEREAS, pursuant to the Warrant Certificates, each Holder (as defined in the Agreement) has been issued a warrant (the "Warrant") to purchase shares of the Company's common stock, par value $0.01 per share (the "Company's Common Stock");

        WHEREAS, the December 2002 Investors and Shell Capital Inc. ("SCI") are parties to that certain Assignment Agreement, dated as of November 21, 2002 (the "Assignment Agreement"), whereby the December 2002 Investors have purchased from SCI a note payable by Brigham Oil & Gas, L.P. in the principal amount of $10,000,000 (the "Note") that is convertible into 2,564,102 shares of the Company's Common Stock;

        WHEREAS, the Company and the December 2002 Investors are parties to that certain Omnibus Agreement, dated as of December 20, 2002 (the "Omnibus Agreement"), whereby the December 2002 Investors have converted the Note into 2,564,102 shares of the Company's Common Stock; and

        WHEREAS, to induce the Investors to enter into the Warrant Certificates, the Securities Purchase Agreement, and the Omnibus Agreement, the Company has agreed to provide registration rights with respect to the shares issuable upon exercise of the Warrants and upon conversion under the Omnibus Agreement;

        NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.    Amendments.

        (a)  The "RECITALS" section of the Agreement is amended by deleting such section entirely and replacing it with the following:

          "WHEREAS, each of DLJMB Funding III, Inc. ("MB") and DLJ ESC II, L.P. ("ESC") (MB and ESC are sometimes referred to collectively as the "November 2000 Investors") is a party to a certain Warrant Certificate (the "November 2000 Warrant Certificates"), dated as of November 1, 2000, by and between the Company and such investor;

          WHEREAS, each of the November 2000 Investors, DLJ Merchant Banking Partners III, L.P. ("MBP") and DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V. ("DOP") (the November 2000 Investors, MBP and DOP are sometimes referred to collectively as the "March 2001 Investors") is a party to a certain Warrant Certificate (the "March 2001 Warrant Certificates"), dated as of March 5, 2001, by and between the Company and such investor;

          WHEREAS, each of MBP; DOP; DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V. ("DOP-1"); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V. ("DOP-2"); DLJ MB PartnersIII GmbH & Co. KG ("MBP GmbH"); Millennium Partners II, L.P. ("MPII"); and MBP III Plan Investors, L.P. ("MPIII") (MBP, DOP, DOP-1, DOP-2, MBP GmbH, MPII and MPIII are sometimes referred to collectively as the "December 2002 Investors," and together with the November 2000 Investors and the March 2001 Investors, the "Investors") is a party to a certain Warrant Certificate (the "December 2002 Warrant Certificates," and together with the November 2000 Warrant Certificates

Exh. 3-2

  and the March 2001 Warrant Certificates, the "Warrant Certificates"), dated as of December 20, 2002, by and between the Company and such investor;

          WHEREAS, the November 2000 Warrant Certificates were executed and delivered to the November 2000 Investors in connection with the consummation of transactions contemplated by that certain Securities Purchase Agreement, dated as of November 1, 2000, by and among the Company and the November 2000 Investors;

          WHEREAS, the March 2001 Warrant Certificates were executed and delivered in connection with the consummation of transactions contemplated by that certain Securities Purchase Agreement, dated as of March 5, 2001, by and among the Company and the March 2001 Investors;

          WHEREAS, the December 2002 Warrant Certificates were executed and delivered in connection with the consummation of transactions contemplated by that certain Securities Purchase Agreement, dated December 20, 2002, by and among the Company and the December 2002 Investors;

          WHEREAS, pursuant to the Warrant Certificates, each Holder (as defined in the Agreement) has been issued a warrant (the "Warrant") to purchase shares of the Company's common stock, par value $0.01 per share (the "Company's Common Stock");

          WHEREAS, the December 2002 Investors and Shell Capital Inc. ("SCI") are parties to that certain Assignment Agreement, dated as of November 21, 2002 (the "Assignment Agreement"), whereby the December 2002 Investors have purchased from SCI a note payable by Brigham Oil & Gas, L.P. in the principal amount of $10,000,000 (the "Note") that is convertible into 2,564,102 shares of the Company's Common Stock;

          WHEREAS, the Company and the December 2002 Investors are parties to that certain Omnibus Agreement, dated as of December 20, 2002 (the "Omnibus Agreement"), whereby the December 2002 Investors have converted the Note into 2,564,102 shares of the Company's Common Stock; and

          WHEREAS, to induce the Investors to enter into the Warrant Certificates, the Securities Purchase Agreement, and the Omnibus Agreement, the Company has agreed to provide registration rights with respect to the shares issuable upon exercise of the Warrants and upon conversion under the Omnibus Agreement;"

        (b)  The definition of Registrable Securities in Section 1(d) of the Agreement is amended by deleting such Section 1(d) entirely and replacing it with the following:

          "(d) "Registrable Securities" means (i) the Common Stock of the Company issued upon exercise of the Warrants or issuable in connection with the future exercise of the Warrants; (ii) the Common Stock of the Company issued in connection with the Omnibus Agreement; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrants or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned;"

        (c)  Section 2(a) of the Agreement is amended by deleting such Section 2(a) entirely and replacing it with the following:

          "(a) If the Company shall receive a written request from the Holders of at least 25% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least 25% of the Registrable Securities, then the Company shall (i) within 10 days after the receipt of such request, give written

Exh. 3-3

  notice of such request to all Holders; (ii) subject to the limitations set forth below, file with the SEC a registration statement within 60 days after the receipt of such request, which registration statement shall cover all Registrable Securities that the Holders request to be registered within 30 days of receipt of the Company's notice; and (iii) use its best efforts to cause such registration statement to be declared effective on or prior to 120 days following the registration request."

        (d)  Section 2(b) of the Agreement is amended by deleting such Section 2(b) entirely and replacing it with the following:

          "(b) The Company is obligated to effect only three registrations pursuant to this Section 2."

        (e)  Section 4(a) of the Agreement is amended by deleting such Section 4 entirely and replacing it with the following:

          "(a) If the Company shall receive a written request from the Holders of at least 25% of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and the reasonably anticipated aggregate offering price to the public would equal or exceed $2,000,000, then the Company shall (i) within 10 days after the receipt of such request, give written notice of such request to all Holders; (ii) subject to the limitations set forth below, file with the SEC a Form S-3 within 60 days after the receipt of such request, which Form S-3 shall cover all Registrable Securities that the Holders request to be registered within 30 days of receipt of the Company's notice; and (iii) use its best efforts to cause such Form S-3 to be declared effective on or prior to 120 days following the registration request."

        (f)    Section 5(a) of the Agreement is amended by deleting such Section 5(a) entirely and replacing it with the following:

          "(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective and, upon the request of the Holders of 25% of the Registrable Securities registered thereunder, keep such registration statement continuously effective until the earlier of one year or until the first date when all Registrable Securities covered by a registration statement shall have been sold or otherwise disposed of by the Holders whether pursuant to a registration statement or otherwise;"

        (g)  Section 8(a) of the Agreement is amended by deleting such Section 8(a) entirely and replacing it with the following:

          "(a) The Holders requesting registration under Section 2 must distribute the Registrable Securities covered by their request by means of a public offering. Simultaneously with making the request for registration under Section 2(a), the Initiating Holders shall provide the Company with the names of one or more reputable national or regional underwriters who have indicated a willingness to underwrite the offering, and the Company shall use its best efforts to enter into an underwriting agreement in customary form and reasonably acceptable to the Holders with one or more of such underwriters. Any failure of the Initiating Holders to provide underwriter information to the Company, or any failure by such underwriter(s) to proceed with the offering on customary terms, shall relieve the Company of its obligation to file such registration statement within 60 days after receipt of the registration request, though the Company shall still be obligated to use its reasonable best efforts to effect the registration as soon as practicable using such alternative underwriters as shall be identified by the Initiating Holders and reasonably acceptable to the Company. The right of any Holder to include its Registrable Securities in such registration under Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 5(e)) enter into an underwriting

Exh. 3-4

  agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise have been underwritten pursuant to Section 2, and the number of shares of Registrable Securities that may be included in the registration shall be apportioned first pro rata among the selling Holders, including the Initiating Holders, according to the total amount of Registrable Securities requested to be sold in such registration by such Holders, then to the Company and then pro rata among any other selling stockholders according to the total amount of securities otherwise entitled to be included therein owned by each such selling stockholder, or in such other proportions as shall mutually be agreed to by such selling stockholders."

        (h)  Schedule A to the Agreement is amended by deleting such Schedule A entirely and replacing it with Schedule A to this Amendment.

        2.    No Other Changes.    Except as explicitly amended by this Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

        3.    Counterparts.    This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Exh. 3-5

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BRIGHAM EXPLORATION COMPANY

By:	/s/ DAVID T. BRIGHAM
Name:	David T. Brigham
Title:	Executive Vice President Land and Administration

Address:
Brigham Exploration Company
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, TX 78730
Attention: Chief Financial Officer
Fax: 512-427-3400

DLJ MB FUNDING III, INC.

By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ ESC II, LP

By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its general partner

	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

Exh. 3-6

DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III, C.V.

By: /s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MERCHANT BANKING III, INC.,
AS ADVISORY GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III-1, C.V. AND AS
ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-1, C.V.

By: /s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III-2, C.V. AND
AS ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-2, C.V.

By: /s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MB PARTNERSIII GmbH & CO. KG

By:	DLJ MERCHANT BANKING III, L.P., its Managing Limited Partner
	By:	DLJ MERCHANT BANKING III, INC., its General Partner
		By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

Exh. 3-7

MILLENNIUM PARTNERS II, L.P.

By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

MBP III PLAN INVESTORS, L.P.

By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

ADDRESSES FOR NOTICES TO CSFB ENTITIES:

Global Energy Partners
1100 Louisiana Street
Houston, Texas 77002
Fax: 713-890-1429
Attn: Steven A. Webster

and

CSFB Private Equity
11 Madison Avenue
New York, New York 10010
Fax: 212-448-3502
Attn: Dorian S. Forshner

Exh. 3-8

Schedule A
to Registration Rights Agreement

	Number of Shares
Holder Name	November 1, 2000	March 5, 2001	December 20, 2002
DLJ Merchant Banking Partners III, L.P.	4,681,393	1,478,337	1,848,463 1,657,241	* **
DLJ MB Funding III, Inc	125,748	39,709	-0-
DLJ ESC II, LP	1,409,326	445,048	-0-
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.	255,680	80,741	100,675 90,262	* **
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.	85,360	26,956	33,699 30,211	* **
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.	60,807	19,200	24,005 21,522	* **
DLJ MB PartnersIII GmbH & Co. KG	40,340	12,741	15,926 14,280	* **
Millennium Partners II, L.P.	8,013	2,531	3,210 2,878	* **
MBP III Plan Investors, L.P.	-0-	-0-	538,124 482,456	* **
Total	6,666,667	2,105,263	2,564,102 2,298,850	* **

*
Shares of Common Stock acquired pursuant to Omnibus Agreement

**
Shares of Common Stock issuable upon exercise of December 2002 Warrant Certificates

Exh. 3-9

QuickLinks

  EXHIBIT 3
SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
RECITALS
Schedule A to Registration Rights Agreement